AGREEMENT (THE “AGREEMENT”) WITH EFFECTIVE DATE OF AUGUST 14, 2011, ENTERED INTO BY PARTY OF THE FIRST PART PROCADEF 1, S.A.P.I. DE C.V., HEREINAFTER REFERRED TO AS THE “LESSOR,” REPRESENTED IN THIS ACT BY DR. GEORGINA SERRANO CUEVAS AND MR. JOSÉ LUIS NORIEGA BALCÁRCEL, AND PARTY OF THE SECOND PART ENSATEC, S.A. DE C.V., HEREINAFTER REFERRED TO AS THE “LESSEE,” REPRESENTED IN THIS ACT BY MR. HÉCTOR MACHADO BARRAZA, ENGINEER, WITH THE APPEARANCE OF PALL CORPORATION, REPRESENTED IN THIS ACT BY MR. ROBERT KUHBACH AND MR. JAMES PORRETTO, AND OF FC2010, S.A. DE C.V., HEREINAFTER REFERRED TO AS “FC,” REPRESENTED IN THIS ACT BY DR. GEORGINA SERRANO CUEVAS AND MR. JOSÉ LUIS NORIEGA BALCÁRCEL, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS:

The parties to this agreement state and certify as follows:

1.
On February 21, 2000, BBVA BANCOMER SERVICIOS, S.A., in its capacity as Trustee of the “Submetrópoli de Tijuana” Trust and the LESSEE entered into a Lease Contract in relation to the industrial unit and ancillary improvements located at Calle Colinas 11730, Fraccionamiento Parque Industrial El Florido, Sección Colinas, Delegación La Presa, Tijuana, Baja California, Mexico.

2.
Paragraph 6.2 of Clause Six of the lease contract mentioned in Statement 1 above, sets out the following exact wording: “6.2 The Lessee shall have the right to renew the Lease Terms for two consecutive periods of 5 years each. The Lessee shall exercise its right to extend the Lease Terms by written notice delivered to the Lessor at the domicile indicated in this contract at least six (6) months before expiration of the Lease Terms, or of the first renewal of five (5) years. In order to exercise its right to extend the contract, the Lessee must be in compliance with this contract.”

3.	Several agreements have been entered into related to the lease contract mentioned in Statement 1 above.

4.	The lease contract mentioned in Statement 1 above, as amended to date, shall hereinafter be referred to as the “Lease Contract.”

5.	The LESSOR is the current holder of the rights and obligations as lessor under the Lease Contract and FC is the owner of the building being leased to the LESSEE in the Lease Contract.

6.	Dr. Georgina Serrano Cuevas and Mr. José Luis Noriega Balcárcel declare under oath that they have sufficient powers to represent the LESSOR and FC in the signature of the present Agreement.

7.
Mr. Héctor Machado Barraza, Engineer, states that he proves that he has sufficient powers to represent the LESSEE in the signature of the present Agreement with the documentation attached hereto as a copy in Annex “A.”

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8.
Mr. Robert Kuhbach and Mr. James Porreto state that they prove that they have sufficient powers to represent PALL CORPORATION in the signature of the present Agreement with the documentation attached hereto as a copy in Annex “B.”

9.	The undersigned state that the power of attorney with which each of them is appearing in order to sign this Agreement has not been revoked or limited in any way.

10.
Clause One of the Amending Agreement to the Lease Contract dated July 25 (twenty-five), 2008 (two thousand eight) was entered into with the following exact wording: “ONE. EXTENSION. The LESSOR and the LESSEE agree to extend the effective period of the Lease Contract until August 15, (fifteen), 2011 (two thousand eleven); that is to say, the Lease Contract shall remain in effect until August 15, (fifteen), 2011 (two thousand eleven), unless the LESSEE exercises its right of extension granted under paragraph 6.2 of the Lease Contract, or the said contract is rescinded or terminated early in the terms thereunder.”

11.
Prior to the signature of this instrument and in accordance with paragraph 6.2 of Clause Six of the Lease Contract and Clause One of the Amending Agreement to the Lease Contract dated July 25, (twenty-five), 2008 (two thousand eight), the LESSEE informed the LESSOR of its intention to exercise the first renewal period of the Lease Terms.

12.	The parties to this Agreement state that they have agreed to extend the effective period of the Lease Contract in accordance with the terms and conditions set out herein.

Now therefore, the parties agree to the following:

CLAUSES:

ONE. Extension of the Lease Contract. The LESSOR and the LESSEE hereby agree to extend the effective period of the Lease Contract so that it will remain effective until August 16 (sixteen), 2018 (two thousand eighteen). In light of the foregoing, the parties to this Agreement state and certify that the Lease Terms shall continue to remain in effect until August 16 (sixteen), 2018 (two thousand eighteen), on which date the effective period of the said Lease Contract shall cease, unless it is extended or renewed for an additional period of five (5) years in accordance with paragraph 6.2 of the Lease Contract, or rescinded or terminated early by the LESSOR in accordance with the terms thereunder.

TWO. Extension Option. For all appropriate legal purposes, the LESSOR and the LESSEE state and certify that the present Agreement is entered into as a result of the LESSEE’s exercise of its first right to extend

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the Lease Terms mentioned in paragraph 6.2 of Clause Six of the Lease Contract, with it being agreed that the said first renewal shall be for a period of seven (7) years instead of the five (5) years agreed in the said Clause of the Lease Contract and therefore, the LESSEE shall only have the right to extend the effective period of the Lease Contract based on the provisions set out in paragraph 6.2 of Clause Six of the said Lease Contract for a single additional period of five (5) years. Notwithstanding the provisions set forth in paragraph 6.2 of Clause Six of the Lease Contract, the parties hereby agree that the agreed term shall not be extendable, and therefore the LESSEE hereby waives the benefits granted in Article 2359 of the Civil Code for the State of Baja California.

THREE. Waiver of the pre-emptive right and the right of first refusal. The LESSEE, as of the signature of the present Agreement, waives its pre-emptive right and the right of first refusal referred to in Article 2321 of the Civil Code for the State of Baja California. Furthermore, the LESSEE hereby agrees that the legitimate owner of the building under the Lease Contract, as well as whoever assumes that capacity in the future, shall be authorized to sell, assign, or in any other way freely transfer the ownership of the building under the Lease Contract.

FOUR. Rent. With regard to the extension referred to in Clause One above, the LESSOR and the LESSEE agree that the monthly rent under the Lease Contract effective as of August 16 (sixteen), 2011 (two thousand eleven) till July 30 (thirty), 2012 (two thousand twelve) shall be for an amount of US$ 24,953.60 (twenty-four thousand nine hundred fifty-three US dollars 60/100, legal tender of the United States of America) per month, plus the amount corresponding to Value Added Tax.

In addition, it is understood and agreed between the LESSOR and the LESSEE that the monthly rent during the agreed extension period shall be cumulatively increased from August 1 (one), 2012 (two thousand twelve) by 3% (three percent) for each period of 12 (twelve) months. In other words, the rent for each month in the period from August 1 (one), 2012 (two thousand twelve) to July 30 (thirty), 2013 (two thousand thirteen) shall be for an amount of $25,702.20 (twenty-five thousand seven hundred and two US dollars 20/100 legal tender of the United States of America) per month, plus the amount corresponding to Value Added Tax, and this amount shall be increased cumulatively in the following twelve-month period and for the subsequent twelve-month periods by 3% (three percent) for each twelve-month period.

FIVE. Assignment of the Lease Contract and Cancellation of Guarantee 2000. By entering into the Agreement, the LESSOR authorizes the LESSEE to assign to Pall Mexico Manufacturing, S. de R. L. de C.V., all its rights and obligations as lessee in the Lease Contract, as long as Pall Corporation issues and delivers a Guarantee to the LESSOR, in the terms established in the document attached as Annex “C” (the “Guarantee”).

The LESSOR and the LESSEE agree that the said assignment shall take effect immediately after: (i) the LESSOR and Pall Mexico Manufacturing, S. de R. L. de C.V. has notified the LESSOR in writing that the said assignment has been performed and (ii) Pall Corporation has signed and delivered the guarantee to the LESSOR.

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The LESSOR and the LESSEE agree that it will not be necessary to obtain any other authorization from the LESSOR in order for the said assignment to take effect, and that as of the date on which the said assignment takes effect, the LESSOR shall, where appropriate, release Ensatec, S.A. de C.V. from the fulfillment of any obligation derived from the Lease Contract, whereupon such release cannot be revoked, limited, or modified in any way, thus granting it the fullest settlement permitted by law.

Furthermore, the LESSOR agrees that as soon as Pall Corporation has delivered the Guarantee, the guarantee that Pall Corporation entered into in the month of February 2000, a copy of which is attached as Annex “D” (the “Guarantee 2000” shall be immediately and automatically cancelled, thus releasing Pall Corporation as of delivery of the Guarantee from any obligation derived from the Guarantee 2000.

SIX. Consent of Pall Corporation. By signing this Agreement, Pall Corporation states and ratifies its authorization and consent, as guarantor of the LESSEE, in relation to the signature of the present Agreement and consequent extension of the effective period of the Lease Contract.

SEVEN. Consent of FC2010, S.A. de C.V. By signing this Agreement, FC states and certifies its authorization and consent in relation to the terms established in this Agreement, thus undertaking to observe those terms in their entirety in the event that the usufruct on the building in favor of the LESSOR ends before the commitments agreed in this Agreement and in the Lease Contract, and agrees to bind any assignee or new owner of the said building to comply with the terms established in this Agreement and in the Lease Contract in the event that the ownership of the said building is transferred.

EIGHT. Domiciles. For the purposes of this Agreement and of the Lease Contract, the parties indicate the following as their domiciles to hear and receive all types of notifications and notices, even those of a personal nature, including summons:

THE LESSOR: Paseos de los Héroes 9188, Piso 5, Zona Urbana Río Tijuana, Tijuana, Baja California, Mexico.

THE LESSEE: Calle Colinas 11730 del Fraccionamiento Parque Industrial El Florido, Sección Colinas, Delegación La Presa, Tijuana, Baja California, Mexico.

PALL CORPORATION: 2200 Northern Boulevard, East Hills, New York 11458-1289, USA.

FC: Paseos de los Héroes 9188, Piso 5, Zona Urbana Río Tijuana, Tijuana, Baja California, Mexico.

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NINE.- Statements. The parties agree that the statements in this Agreement are an integral part of the terms and conditions herein, and therefore are deemed to be incorporated herein by reference.

TEN.- Scope. The parties agree and acknowledge that the present Agreement is an integral part of the Lease Contract, and are thus subject to all its terms and conditions since they do not object to the content herein.

LESSOR
PROCADEF 1, S.A.P.I. DE C.V.

[signature]                        [signature]
Dr. Georgina Serrano Cuevas                Mr. José Luis Noriega Balcárcel
Attorney in fact                        Attorney in fact

LESSEE
ENSATEC, S.A. DE C.V.                PALL CORPORATION
[signature]                        [signature]
Mr. Héctor Machado Barraza, Engineer        Mr. Robert Kuhbach
[signature]                                                Mr. James Porretto

FC2010, S.A. DE C.V.

[signature]                        [signature]
Dr. Georgina Serrano Cuevas                Mr. José Luis Noriega Balcárcel
Attorney in fact                        Attorney in fact

WITNESSES

______________________                    _____________________

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